Exhibit 99.3

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule 13D (including additional amendments thereto) jointly on behalf of each such party.

Date: June 4, 2015	WESTBURY (BERMUDA) LTD.

/s/ Jim Watt
	Name:	Jim Watt
	Title:	President

Date: June 4, 2015	WESTBURY TRUST

/s/ Jim Watt
	Name:	Jim Watt
	Title:	Trustee